UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2019
_____________________________
Chegg, Inc.
(Exact name of Registrant as specified in its charter)
_____________________________

Delaware	001-36180	20-3237489
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Freedom Circle Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 855-5700
(Registrant’s telephone number, including area code)
Not Applicable
___________________________________________________________________
(Former name or former address, if changed since last report.)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On April 11, 2019, Jeffrey Housenbold, a Class III Director of the Board of Directors (the “Board”) of Chegg, Inc. (the “Company”), resigned as a member of the Board and from the Compensation Committee of the Board. Mr. Housenbold confirmed that his resignation is not because of any disagreement on any matter related to the operations, policies or practices of the Company or other disagreement with Company. In connection with Mr. Housenbold’s resignation, the Board approved a reduction in the authorized number of members of the Board from seven to six.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEGG, INC.

Date: April 15, 2019	By:	/s/ Andrew Brown
Andrew Brown
Chief Financial Officer